Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No.: 333-105557), Form S-3 (Registration No.: 333-112623) and Form S-4 (Registration No.: 333-107801) of Medis Technologies Ltd. of our report dated February 25, 2003, with respect to the consolidated financial statements of Medis Technologies Ltd. included in this Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ Ernst & Young LLP

New York, New York
March 11, 2004